PROSPECTUS SUPPLEMENT                          This Prospectus Supplement, filed
FOR THE PERIOD ENDING                          pursuant to Rule 424(b)(3),
NOVEMBER 30, 1997 TO                           relates to Registration Statement
PROSPECTUS DATED                               33-54804-01 and the Prospectus
OCTOBER 19, 1993                               dated October 19, 1993





                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 15, 1997


                        DISCOVER CARD MASTER TRUST I
                        ----------------------------
           (Exact name of registrant as specified in its charter)


Delaware                        0-23108                    Not Applicable
--------                        -------                    --------------
(State of                       (Commission                (IRS Employer
organization)                   File Number)               Identification No.)



c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                    19720
-----------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (302) 323-7184


                               Not Applicable
               ----------------------------------------------
               (Former address, if changed since last report)


                                Page 1 of 110
                       Index to Exhibits is on page 7

Item 5.  Other Events
         ------------

A)  Series 1993-1:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)  Series 1993-2:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)  Series 1993-3:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-2:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-3:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F)  Series 1994-A:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G)  Series 1995-1:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-2:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20(h) hereto.

I)  Series 1995-3:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)  Series 1996-1:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-2:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-3:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the November 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M)  Series 1996-4:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the November 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N)  Series 1997-1:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the November 1997 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O)  Series 1997-2:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the November 1997 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P)  Series 1997-3:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the November 1997 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q)  Series 1997-4:
    --------------
On December 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the November 1997 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
(c) Exhibits

Exhibit No.         Description
-----------         -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1997-4.

                                   SIGNATURES


      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            DISCOVER CARD MASTER TRUST I
                                   (Registrant)

                              By: GREENWOOD TRUST COMPANY
                                  as originator of the Trust

                              By:     John J. Coane
                                  --------------------------------------
                                  John J. Coane
                                  Vice President, Director of
                                  Accounting and Treasurer


Date: December 15, 1997

                                 EXHIBIT INDEX


Exhibit No.            Description
-----------            -----------
20(a)                  Monthly Certificateholders' Statement, related to the
                       Due Period ending November 30, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending November 30, 1997, for Series 1997-4.


                                      8